                                                                EXHIBIT 10.27


                              SECOND AMENDMENT TO
             AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT
                            AND OTHER LOAN DOCUMENTS

       THIS SECOND AMENDMENT TO AMENDED AND RESTATED MASTER REVOLVING CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Amendment") made as of this 16th day of June, 1997, by and among RAMCO-GERSHENSON PROPERTIES, L. P., a Delaware limited partnership ("Borrower"), RAMCO-GERSHENSON PROPERTIES TRUST, a Massachusetts business trust ("Guarantor"), BANKBOSTON, N.A. (formerly known as The First National Bank of Boston), individually ("FNBB"), and NBD BANK ("NBD"; FNBB and NBD are hereinafter referred to collectively as the "Banks"), and BANKBOSTON, N.A., (formerly known as The First National Bank of Boston), as Agent (the "Agent").

                               W I T N E S E T H:

       WHEREAS, Borrower, Guarantor, Agent and the Banks entered into that certain Amended and Restated Master Revolving Credit Agreement dated as of June 24, 1996, as amended by that certain First Amendment to Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of May 22, 1997 (collectively the "Credit Agreement"); and

       WHEREAS, Borrower and Guarantor have executed and delivered to the Agent and the Banks that certain Amended and Restated Indemnity Agreement Regarding Hazardous Materials dated as of June 24, 1996 (the "Amended and Restated Indemnity Agreement"); and

       WHEREAS, in connection with the addition of certain collateral to secure Borrower's obligations under the Credit Agreement, Borrower and Guarantor have executed and delivered to the Agent and the Banks those certain Indemnity Agreements Regarding Hazardous Materials dated as of June 24, 1996 and May 22, 1997 (collectively the "Supplemental Indemnity Agreement"); and

       WHEREAS, Guarantor has executed and delivered to the Agent and the Banks that certain Amended and Restated Unconditional Guaranty of Payment and Performance dated as of June 24, 1996 (the "Guaranty"); and

       WHEREAS, Borrower has requested that Agent and the Banks increase the Total Commitment and modify and amend certain other terms and provisions of the Credit Agreement; and

       WHEREAS, as a condition to such modification, Agent and the Banks have required that Borrower and Guarantor execute this Amendment;

       NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

       1. Definitions. All terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

       2. Modification of the Credit Agreement. Borrower, Guarantor, the Banks and Agent do hereby modify and amend the Credit Agreement as follows:

              (a) By deleting in their entirety the definitions of the terms "Borrowing Base," "Consolidated Total Adjusted Asset Value", "FNBB", "Indemnity Agreement", "Majority Banks", "Rent Roll", "Total Commitment" and "Under Development" appearing in Section 1.1 of the Credit Agreement, and inserting in lieu thereof the following:

              "Consolidated Total Adjusted Asset Value. With respect to any Person, the sum of (i) an amount equal to (A) the Operating Cash Flow of such Person for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period) divided by (B) a ten percent (10%) capitalization rate,
              (ii) the aggregate cash, Short-term Investments of such Person,
              (iii) the aggregate accounts receivable for such Person minus a deduction for straight-line rent credit and (iv) the capitalized cost of development in progress up to an amount not to exceed ten percent (10%) of the sum of items (i), (ii), and (iii), provided that (i) prior to such time as the Borrower has owned and operated any parcel of Real Estate for four full fiscal quarters, the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Borrower has owned and operated such parcel of Real Estate as annualized shall be utilized and (ii) the Operating Cash Flow for any parcel of Real Estate without a full quarter of performance shall be annualized in such manner as the Agent shall approve, such approval not to be unreasonably withheld. In the event that Borrower shall obtain a replacement tenant for vacant space in excess of 10,000 rentable square feet, the rent from such tenant shall be annualized immediately from the date such tenant takes possession and begins paying rent for the purposes of calculating Operating Cash Flow; provided, however, any income from such space previously included in the calculation of Operating Cash Flow shall be disregarded.

              FNBB. BankBoston, N.A., formerly known as The First National Bank of Boston.

              Indemnity Agreement. The Amended and Restated Indemnity Agreement Regarding Hazardous Materials made by the Borrower and the Guarantor in favor of the Agent and the Banks, and any additional Indemnity Agreements Regarding Hazardous Materials made by the Borrower and the Guarantor in favor of the

              Agent and the Banks, as the same may be modified or amended, pursuant to which the Borrower and the Guarantor agree to indemnify the Agent and the Banks with respect to Hazardous Substances and Environmental Laws, such Indemnity Agreements to be in form and substance satisfactory to the Majority Banks.

              Majority Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage is more than sixty-six and two-thirds percent (66 2/3%); provided, that, in determining said percentage at any given time, all then existing Defaulting Banks will be disregarded and excluded and the Commitment Percentages of the Banks shall be redetermined, for voting purposes only, to exclude the Commitment Percentages of such Defaulting Banks; and provided, further, that the Agent must always be among the Majority Banks except that after an Event of Default described in
              Section 12.1(a) or (b) decisions of the Majority Banks to accelerate and/or exercise remedies pursuant to Section 12.5 shall be made without regard to whether the Agent is among the Majority Banks. FNBB acknowledges and agrees that its voting rights shall be based upon its Commitment Percentage and not upon the face amount of its Note.

              Rent Roll. A rent roll prepared by the Borrower in the form customarily used by the Borrower and approved by the Agent, such approval not to be unreasonably withheld.

              Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time. As of the date of this Agreement, the Total Commitment is Fifty-Six Million Dollars ($56,000,000.00), with FNBB having a Commitment of $31,000,000.00 and NBD having a Commitment of $25,000,000.00, provided that the Total Commitment shall increase up to a maximum of $75,000,000.00 as and when one or more Banks acquires all or a portion of the remaining available Commitment of $19,000,000.00.

              Under Development. Any Real Estate shall be considered under development until such time as (i) a Certificate of Occupancy has been obtained or the Borrower has delivered to the Agent other evidence satisfactory to the Agent indicating that occupancy of such development is lawful, and (ii) the gross income from the operation of such Real Estate on an accrual basis shall have equaled or exceeded operating costs on an accrual basis for three
              (3) months.";

              (b) By inserting the words "(or, with the consent of the Banks, a period of less than one (1) month)" following the words "six months" appearing in the second (2nd) line of the definition of the term "Interest Period" appearing in Section 1.1 of the Credit Agreement;

              (c)    By inserting the following sentence at the end of Section
2.1 of the Credit Agreement:

       "Notwithstanding anything herein to the contrary, FNBB shall have no obligation to make Loans to the Borrower in the maximum aggregate principal amount outstanding of more than $31,000,000.00, and no other Bank shall have any obligation to make Loans to the Borrower in the maximum aggregate principal amount outstanding of more than the face amount of its Note, provided that the Total Commitment shall be increased up to a maximum of $75,000,000.00 as and when one or more Banks shall acquire all or a portion of the remaining Commitment of $19,000,000.00 as provided herein. In connection with the increase in FNBB's Commitment and at such time as the Total Commitment is increased, the Banks shall reallocate the outstanding principal balance of the Loans among themselves to be consistent with the Commitment Percentage of each Bank."

              (d) By deleting the second sentence of Section 2.3 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

       "One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below (provided that, without increasing the Commitment of FNBB, the Note delivered to FNBB shall be in the principal amount equal to the sum of FNBB's Commitment (that amount being $31,000,000.00), the remaining Commitment of $19,000,000.00, and an additional amount of $25,000,000.00. The parties hereto acknowledge that although the aggregate face amount of the Notes equals $100,000,000.00, the Banks have no obligation to increase the Total Commitment above $75,000,000.00 after one or more Banks acquires all or a portion of the remaining available Commitment of $19,000,000.00. The excess $25,000,000.00 component has been included within the FNBB Note at the request of the Borrower in order to facilitate the increase of the Total Commitment at a later date in the event that the Banks approve such increase in their sole discretion. In the event that the Borrower desires to obtain an increase in the Total Commitment to $100,000,000.00 the Borrower shall provide written notice of such request to the Agent, and the Agent shall promptly notify the Banks of such request. The Borrower acknowledges that the Banks have no agreement to increase the Total Commitment to $100,000,000.00, and that any such increase shall be subject to such terms and conditions as the Agent and the Banks may require.";

              (e) By deleting Section 2.5 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

       "Section 2.5. Requests for Loans. The Borrower (i) shall notify the Agent of a potential request for a Loan as soon as possible prior to the Borrower's proposed Drawdown Date, and (ii) shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in writing in the form of Exhibit B hereto) of each Loan requested hereunder (a "Loan Request") no less than three (3) Business Days prior to the proposed Drawdown Date. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain

(i) a statement as to the purpose for which such advance shall be or has been used (which purpose shall be in accordance with the terms of Section 7.11),
(ii) in the case of any advance relating to any Capital Improvement Project to a Mortgaged Property and if requested by the Agent, delivery to the Agent within thirty (30) days thereafter of affidavits, lien waivers or other evidence reasonably satisfactory to the Majority Banks showing that all materialmen, laborers, subcontractors and any other parties who might or could claim statutory or common law liens and are furnishing or have furnished material or labor to the Mortgaged Property have been paid all amounts due for such labor and materials, and (iii) a certification by the chief financial or chief accounting officer of the general partner of the Borrower that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Notwithstanding anything in this Section 2.5 to the contrary, the Borrower shall be permitted to use the proceeds of a Loan to reimburse the Borrower for amounts paid from its own funds to acquire Real Estate, to develop undeveloped Real Estate (subject to the restrictions set forth in Section 8.9) or for Capital Improvement Projects with respect thereto. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section 2.5, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses of damages actually incurred by such Bank as a result of the Borrower's election to revoke such Loan Request. Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may without cost or penalty revoke a Loan Request by delivering notice thereof to each of the Banks no later than three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Base Rate Loan in the minimum aggregate amount of $500,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $500,000.00 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than six (6) LIBOR Rate Loans outstanding at any one time (or eight (8) in the event that the Total Commitment is increased to $100,000,000.00). In the event that the proceeds from such Loan have been or are to be used for a purpose other than a Capital Improvement Project, then the Borrower shall provide to the Agent as soon as practicable such evidence as the Majority Banks shall reasonably require to evidence that such funds have been used for such purpose (which evidence may include, without limitation, a closing statement).";

              (f) By deleting the words "four (4) LIBOR Rate Loans outstanding at any one time" appearing in the twelfth (12th) line of Section
4.1 of the Credit Agreement and inserting in lieu thereof the words "six (6) LIBOR Rate Loans outstanding at any one time (or eight (8) in the event that the Total Commitment is increased to $100,000,000.00)";

              (g)    By inserting the following sentence at the end of Section
4.2 of the Credit Agreement: "Borrower shall also pay to FNBB certain fees for services rendered or to be rendered in connection with the Loan as provided pursuant to the Agreement Regarding Fees dated as of June 16, 1997 between the Borrower and FNBB.";

              (h)    By inserting the following sentence at the end of Section
5.4 of the Credit Agreement:

       "It is acknowledged and agreed that the foregoing fee is intended to compensate the Banks for their travel and internal due diligence review, provided that the Borrower shall remain liable for the payment of all of the Agent's other costs associated with such substitution, including, but not limited to, appraisal fees, legal costs, and costs of environmental, engineering and structural studies.";

              (i) By deleting Section 7.4 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

       "Section 7.4. Financial Statements, Certificates and Information. The Borrower and Guarantor will deliver or cause to be delivered to each of the
Banks:

              (a) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Guarantor, the audited consolidated balance sheet of the Guarantor and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Deloitte & Touche, or by another "Big Six" accounting firm, the Form 10-K filed with the SEC (unless the SEC has approved an extension, in which event Guarantor will deliver to the Agent and each of the Banks a copy of the Form 10-K simultaneously with delivery to the SEC), a statement of the Borrower's taxable net income for the prior fiscal year, and any other information the Banks may need to complete a financial analysis of the Guarantor and its Subsidiaries;

              (b) as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the first three fiscal quarters of the Borrower and Guarantor, respectively, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the Guarantor and its Subsidiaries, respectively, as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the portion of the Borrower's and Guarantor's, respectively, fiscal year then elapsed, and a statement showing the aging of the receivables and payables for the Mortgaged Properties, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which, as to the Guarantor, may be provided by inclusion in the Form 10-Q of the Guarantor for such period provided pursuant to subsection (c) below), together with a certification by the principal financial or accounting officer of the Borrower and the Guarantor, respectively, that the information contained in such financial statements fairly presents the financial position of such Person and its Subsidiaries on the date thereof (subject to year-end adjustments) (provided that the Borrower shall not be required to provide such consolidated statements in the event that such statements would be substantially similar to the consolidated statements provided by Guarantor);

              (c) as soon as practicable, but in any event not later than fifty-five (55) days after the end of each of the first three fiscal quarters of the Guarantor in each year, copies of Form 10-Q filed with the SEC (unless the SEC has approved an extension in which event the Guarantor will deliver such copies of the Form 10-Q to the Agent and each of the Banks simultaneously with delivery to the SEC);

              (d) as soon as practicable, but in any event not later than fifty-five (55) days after the end of the first three fiscal quarters of the Borrower, copies of a consolidated statement of Operating Cash Flow for such fiscal quarter for the Borrower and its Subsidiaries and a statement of Operating Cash Flow for such fiscal quarter for the Borrower and each of the Mortgaged Properties, prepared on a basis consistent with the statement furnished pursuant to Section 6.4(c) together with a certification by the chief financial or chief accounting officer of the general partner of the Borrower, that the information contained in such statement fairly presents the Operating Cash Flow of the Borrower and its Subsidiaries and the Mortgaged Properties for such period;

              (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by the principal financial or accounting officer of the general partner of the Borrower in the form of Exhibit C hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

              (f) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Guarantor or the partners of the Borrower;

              (g) as soon as practicable but in any event not later than fifty-five (55) days after the end of each fiscal quarter of the Borrower (including the fourth fiscal quarter in each year), an updated Rent Roll aggregating information for the Mortgaged Properties and rolling four quarter operating statements and tenant sales reports with respect to the Mortgaged Properties, such statements and reports to be in form reasonably satisfactory to the Majority Banks;

              (h) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, the following with respect to each acquisition of an interest in Real Estate having a fair market value in excess of $10,000,000.00 by the Borrower or any of its Subsidiaries (which for the purposes of this Section 7.4(h) shall include the Investments described in Section 8.3(i), provided that with respect to the Investments described in Section 8.3(i), the following items shall be provided to the extent reasonably available to the Borrower or its Subsidiaries): (i) the closing statement relating to such acquisition, (ii) a description of the property acquired, (iii) a certificate from the chief financial or accounting officer of the Borrower stating that (A) an environmental site assessment has been prepared by an Environmental Engineer and such assessment contains no material qualifications with respect to such Real Estate and (B) a statement of condition of such Real Estate has been prepared by a construction engineer and such statement contains no material qualifications, and (iv) a historical operating statement of such Real Estate for such period as may be available to the Borrower and a current rent roll for such Real Estate;

              (i) promptly after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and the Guarantor;

              (j) promptly upon completion, copies of such market studies relating to the Mortgaged Property and the other Eligible Real Estate as are from time to time prepared by or on behalf of the Borrower or its Subsidiaries;

              (k) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, each of the following with respect to each acquisition of an interest in a Subsidiary: (i) the name and structure of the Subsidiary, (ii) a description of the property owned by such Subsidiary, and (iii) such other information as the Agent may reasonably request;

              (l) simultaneously with the delivery of the financial statement referred to in subsection (a) above, a statement (i) listing the Real Estate owned by the Borrower and its Subsidiaries (or in which the Borrower or its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower and its Subsidiaries (excluding Indebtedness of the type described in Section 8.1(b)-(e)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of the Borrower and its Subsidiaries which are under "development" (as used in Section 8.9) and providing a brief summary of the status of such development;

              (m) not later than thirty (30) days prior to the end of each fiscal year of the Borrower a budget and business plan for the next fiscal year;

              (n) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries at the end of such year, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (provided, however, that Borrower shall not be required to provide such statements in the event that such statements would be substantially similar to the consolidated statements provided by Guarantor); and

              (o) from time to time such other financial data and information in the possession of the Borrower, Guarantor or their respective Subsidiaries (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower or Guarantor) as the Agent may reasonably request;

              (j) By deleting the number A$1,000,000.00" appearing in the seventh (7th) line of Section 7.5(e) of the Credit Agreement, and inserting in lieu thereof the number A$10,000,000.00";

              (k) By deleting the number A$1,000,000.00" appearing in the third (3rd) line of Section 8.8 of the Credit Agreement, and inserting in lieu thereof the number A$10,000,000.00";

              (l) By deleting Section 8.9 of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

       "Neither the Borrower, the Guarantor nor any of their respective Subsidiaries shall engage, directly or indirectly, in any development other than development of property to be used principally for retail shopping centers which at any time has a total cost (including acquisition, construction and other costs) individually for each development project not in excess of ten percent (10%) of the Consolidated Total Adjusted Asset Value of the Borrower and the Guarantor and in the aggregate for all development projects not in excess of fifteen percent (15%) of the Consolidated Total Adjusted Asset Value of the Borrower and the Guarantor, without the prior written consent of the Majority Banks. For purposes of this Section 8.9, the term "development" shall include the new construction of a shopping center complex or the substantial renovation of improvements to real property which materially change the character or size thereof, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for shopping centers; provided, however, that the term "development" shall not include the addition of an anchor store to an existing shopping center project provided that the construction of such improvements is performed by the tenant, and the Borrower, the Guarantor or its respective Subsidiary, as applicable, is only obligated to reimburse such tenant for a fixed amount with respect to the cost of such construction upon completion of such construction by such tenant. The Borrower and the Guarantor each acknowledges that the decision of the Majority Banks to grant or withhold such consent shall be based on such factors as the Majority Banks deem relevant in their sole discretion, including without limitation, evidence of sufficient funds both from borrowings and equity to complete such development and evidence that the Borrower, the Guarantor or either of its Subsidiaries has the resources and expertise necessary to complete such project. Nothing herein shall prohibit the Borrower, the Guarantor or any of their respective Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person. Neither the Borrower, the Guarantor nor any Subsidiary shall acquire or hold any number of undeveloped parcels of Real Estate which in the aggregate exceed five percent (5%) of the Consolidated Total Adjusted Asset Value of the Borrower and the Guarantor without the prior written consent of the Majority Banks, provided that the acquisition or holding of any outlots or property adjacent to any Real Estate owned by the Borrower, the Guarantor or any Subsidiary shall not be deemed to be an undeveloped parcel of Real Estate for this purpose and options to acquire any property shall not be deemed an acquisition or holding of such property. Further, any new development project engaged in by the Borrower, the Guarantor or any Subsidiary shall be either (a) at least seventy percent (70%) pre-leased, including all anchors, or under a purchase agreement and all construction bids shall be in place and any such development shall continue to be deemed an undeveloped parcel until such time as construction commences, or (b) sufficiently pre-leased such that based on such leases the gross income from such leases upon completion of such project shall equal or exceed projected operating expenses (including reserves for expenses not paid on a monthly basis).;"

              (m) By deleting Section 12.1(c) of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

              "(n)   the Borrower or the Guarantor shall fail to comply with
any covenant contained in Section 9, and such failure shall continue for thirty
(30) days after written notice thereof shall have been given to the Borrower by the Agent; provided, however, that no such cure period shall be available for a failure to comply with Section 9.5 to the extent that such Default relates to an event described in Section 12.1(s);";

              (o) By deleting Section 12.1(d) of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

              "(p)   The Borrower or the Guarantor or any of its Subsidiaries
shall fail to perform any other material term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified above in this Section 12), and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent; provided, however, that in the event that such failure shall be a failure to comply with the terms of Section 8.7(a), the Borrower shall be afforded a period of one (1) fiscal quarter to cure such failure provided that the Distribution which caused such failure was historically consistent with prior dividends;"

              (q) By deleting Section 12.1(p) of the Credit Agreement in its entirety, and inserting in lieu thereof the following:

              "(r)   Without the prior written approval of the Agent, Joel
Gershenson, Dennis Gershenson, Richard Gershenson, Bruce Gershenson and Michael Ward, their family members or estate planning trusts established for their benefit, shall in the aggregate own, directly or indirectly, less than fifty percent (50%) of the issued and outstanding partnership interests or shares of the Borrower and the Guarantor, as applicable, on a consolidated basis, owned by such Persons in the aggregate as of June 16, 1997;";

              (q) By inserting the following paragraph as Section 12.1(s) of the Credit Agreement:

              "(r)   the Borrower shall fail to comply with the covenant
contained in Section 9.5 solely as a result of the loss of an anchor tenant from a single Mortgaged Property and the Borrower shall not be in compliance with such covenant within sixty (60) days of the occurrence of such event (it being agreed that during such sixty (60) day period, a Default shall not have occurred hereunder, but an Event of Default shall immediately occur thereafter if such failure is not corrected within such sixty (60) day period); provided that during such sixty (60) day period the Banks shall have no obligation to advance proceeds of the Loan;";

              "(s)   By inserting the following sentence at the end of Section
18.1 of the Credit Agreement: "Upon any such assignment, the Agent may unilaterally amend Schedule 1 to reflect any such assignment;";

              (t) By deleting Exhibit B attached to the Credit Agreement in its entirety and inserting in lieu thereof Exhibit B attached to this Amendment;

              (s) By deleting Appendix A attached to Exhibit C of the Credit Agreement in its entirety, and inserting in lieu thereof Appendix A attached to this Amendment; and

              (t) By deleting Schedule 1 attached to the Credit Agreement in its entirety and inserting in lieu thereof Schedule 1 attached to this Amendment.

       3. Restated Notes. In connection with the modification of the Credit Agreement described herein, the Borrower shall execute and deliver to each of the Banks a separate amended and restated promissory note in substantially the form of Exhibit A hereto, dated as of the date hereof and completed with appropriate insertions, which notes shall be the "Notes" described in the Credit Agreement. One Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment, except as provided in this Amendment with respect to the Note payable to FNBB.

       4. Modification of the Guaranty. Guarantor, the Banks and the Agent do hereby modify and amend the Guaranty by deleting in its entirety the fourth paragraph appearing on page 1 of the Guaranty, and inserting in lieu thereof the following:

       AWHEREAS, Debtor, Guarantor, the Banks and Agent entered into that certain Amended and Restated Master Revolving Credit Agreement dated as of June 24, 1996, as amended by that certain First Amendment to Amended and Restated Master Revolving Credit Agreement and other Loan Documents dated as of May 22, 1997 among Debtor, Guarantor, the Banks and Agent, as amended by that certain Second Amendment to Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of June 16, 1997 among Debtor, Guarantor, the Banks and Agent (as the same may hereafter be amended, supplemented or modified from time to time, the "Credit Agreement"); and

       WHEREAS, Guarantor executed that certain Amended and Restated Unconditional Guaranty of Payment and Performance (the "Amended and Restated Guaranty") dated June 24, 1996, whereby Debtor will become liable for the Obligations (as defined in the Credit Agreement) including, without limitation, loans and other financial accommodations from the Banks under the Credit Agreement of up to $100,000,000 (all Obligations being hereinafter referred to as the "Indebtedness"); and".

       5. Modification of the Amended and Restated Indemnity Agreement. Borrower, Guarantor, the Banks and the Agent do hereby modify and amend the Amended and Restated Indemnity Agreement as follows:

              (a) By deleting the words "(the ACredit Agreement")" appearing in the sixth (6th) line of the introductory paragraph of the Amended and Restated Indemnity Agreement, and inserting in lieu thereof the words A, as amended by that certain First Amendment to Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of May 22, 1997 among Borrower, Guarantor, Agent and the Banks, and that certain Second Amendment to Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of June 16, 1997 among Borrower, Guarantor, Agent and the Banks (as the same may be now or hereafter amended, supplemented or modified, the "Credit Agreement")"; and

              (b) By deleting the fifth and sixth "WHEREAS" paragraphs appearing on page 1 of the Amended and Restated Indemnity Agreement in their entirety, and inserting in lieu thereof the following:

       "WHEREAS, the Banks have increased their commitment to provide loans to Borrower on a revolving credit basis pursuant to the terms and conditions of the Credit Agreement (the "Loans");

       "WHEREAS, the Loans are or will be evidenced by certain Amended and Restated Notes from Borrower to the Banks in the aggregate face amount of $100,000,000 (the "Notes") and secured by, among other things, those certain mortgages, deeds of trust or deeds to secure debt and security agreements from Borrower to Agent, on behalf of the Banks, conveying the Properties and to be recorded in the public records of the counties where such Properties are located (together with all amendments, modifications, consolidations, increases, supplements and extensions thereof, collectively the "Mortgages" and individually, a "Mortgage");".

       6. Modification of the Supplemental Indemnity Agreement. Borrower, Guarantor, the Banks and the Agent do hereby modify and amend the Supplemental Indemnity Agreement as follows:

              (a) All references in the Supplemental Indemnity Agreement to the Credit Agreement shall be a reference to the Credit Agreement, as amended by that certain First Amended to Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of May 22, 1997 among Borrower, Guarantor, Agent and the Banks, and that certain Second Amendment to Amended and Restated Master Revolving Credit Agreement and Other Loan Documents dated as of June 16, 1997 among Borrower, Guarantor, Agent and the Banks; and

              (b) By deleting the number A$50,000,000" appearing in the first (1st) line of the third (3rd) "WHEREAS" paragraph appearing on page 1 of the Supplemental Indemnity Agreement and in the second (2nd) line of the fourth
(4th) "WHEREAS" paragraph appearing on page 1 of the Supplemental Indemnity Agreement, and inserting in lieu thereof the number "100,000,000.00".

       7. References to Credit Agreement, Notes, Guaranty and Indemnity Agreement. All references in the Loan Documents to the Credit Agreement, the Notes, the Guaranty, the Amended and Restated Indemnity Agreement and the Supplemental Indemnity Agreement shall be deemed a reference to the Credit Agreement, the Notes, the Guaranty, the Amended and Restated Indemnity Agreement and the Supplemental Indemnity Agreement, as applicable, as modified and amended herein.

       8. Consent of Guarantor. By execution of this Amendment, Guarantor hereby expressly consents to the modifications and amendments relating to the Credit Agreement, the Notes, the Amended and Restated Indemnity Agreement and the Supplemental Indemnity Agreement as set forth herein and the modifications and amendments to each of the Security Deeds and Assignment of Leases and Rents contemporaneously herewith, and Guarantor hereby acknowledges, represents and agrees that the Guaranty remains in full force and effect and constitutes the valid and legally binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, that the Guaranty extends to and applies to the foregoing documents as modified and amended, and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Guarantor's obligations under the Guaranty.

       9. No Default. By execution hereof, the Borrower and Guarantor certify that the Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment and the other amendments being delivered by the Borrower contemporaneously herewith, and that no Default or Event of Default has occurred and is continuing.

       10. Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that Borrower and Guarantor have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Banks, or any past or present officers, agents or employees of Agent or any of the Banks, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

       11. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement, the Notes, the Guaranty, the Amended and Restated Indemnity Agreement and the Supplemental Indemnity Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement, the Notes, the Guaranty, the Amended and Restated Indemnity Agreement and the Supplemental Indemnity Agreement as modified and amended herein. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.

       12. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

       13. Miscellaneous. This Amendment shall be construed and enforced in accordance with the laws of the State of Michigan. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement, the Notes, the Guaranty, the Amended and Restated Indemnity Agreement and the Supplemental Indemnity Agreement.

       IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

                                   BORROWER:

                        RAMCO-GERSHENSON PROPERTIES, L.P., a Delaware limited partnership, by its sole general partner

                        By:     Ramco-Gershenson Properties Trust, a
                                Massachusetts business trust

                                      By:/s/ Authorized Signature
                                         -----------------------------
                                         Name:
                                         Title:

                                                             [SEAL]

                                        GUARANTOR:

                                        RAMCO-GERSHENSON PROPERTIES TRUST, a
                                        Massachusetts business trust


                                        By: /s/ Authorized Signature
                                            ----------------------------
                                            Name:
                                            Title:
                                                          [SEAL]
                                        BANKBOSTON, N.A. (formerly known as
                                        The First National Bank of Boston),
                                        individually and as Agent


                                        By: /s/ JEFFREY L. WARWICK
                                            ----------------------------
                                           Jeffrey L. Warwick, Director


                                                   [BANK SEAL]

                                        NBD BANK


                                        By: /s/ Authorized Signature
                                            ----------------------------
                                           Title:

                                                   [BANK SEAL]

                                   APPENDIX A


                                   SCHEDULE 1

                             BANKS AND COMMITMENTS


                                                                                     Commitment
                                                            Commitment                 Percentage
                                                            ----------               --------------
The First National Bank of Boston                           $31,000,000.00           55.357143%
100 Federal Street
Boston, Massachusetts 02110
Attn: Real Estate Division

LIBOR Lending Office
Same as above

NBD Bank                                                    $25,000,000.00           44.642857%
611 Woodward Avenue, 3rd Floor
Detroit, Michigan 48226
Attn: Commercial Real Estate Division

LIBOR Lending Office
Same as above
                                                            --------------           ---------
                                                            $56,000,000.00                 100%